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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 14, 1997
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                          Commercial Bancshares, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          Ohio                         0-27894                   34-1787239
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State or Other Jurisdiction        (Commission File             IRS Employer
     Of Incorporation                   Number)              Identification No.

118 South Sandusky Avenue, Upper Sandusky, Ohio                   43351
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   (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code  (419) 294-5781
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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5 - OTHER EVENTS

     The normal monthly meeting of the Board of Directors of Commercial Bancshares, Inc. was held on May 14, 1997. At this meeting, the Board declared a 3 for 1 split of the corporation's common stock, to be effected as a dividend, for shareholders of record on June 13, 1997. A cash dividend was also declared in the amount of thirty five cents per post-split share. The distribution date for these dividends is June 30, 1997. The number of shares outstanding will increase from 347,152 to 1,041,456 as a result of the split.

     Also at this meeting, three of the Board's Directors, namely William T. Gillen, B.E. Beaston, and Hazel D. Franks, announced their intention to resign from the Board over the next several months. Directors Gillen and Beaston will be retiring in September, 1997, and Director Franks will retire during the first quarter, 1998. Each of the Directors had their own personal reasons for retiring.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Commercial Bancshares, Inc.
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                                                (Registrant)

Date  May 20, 1997                           /s/ JAMES A. DEER
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                                          James A. Deer, Secretary